Exhibit 1.1

Singulex, Inc.

[  ] Shares

Common Stock

($0.001 par value)

Underwriting Agreement

New York, New York

           [  ], 2012

UBS Securities LLC
Piper Jaffray & Co.
As Representatives of the several Underwriters,

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

c/o Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Singulex, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [  ] shares of common stock, $0.001 par value (“Common Stock”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to [  ] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Certain terms used herein are defined in Section 20 hereof.  As part of the offering contemplated by this Agreement, UBS Securities LLC has agreed to reserve out of the Securities set forth opposite its name on the Schedule II, up to [  ] shares, for sale to the Company’s directors, officers, employees and other individuals associated with the Company and members of their families (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”).  The Securities to be sold by UBS Securities LLC pursuant to the Directed Share Program (the “Directed Shares”) will be sold by UBS Securities LLC pursuant to this Agreement at the public offering price.  Any Directed Shares not orally confirmed for purchase by any Participants by [7:30 A.M.] New York City time on the business day following the date on which this Agreement is executed will be offered to the public by UBS Securities LLC as set forth in the Prospectus.

1.             Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)           The Company has prepared and filed with the Commission a registration statement (file number 333-184199) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective under the Act.  The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company has filed publicly on the Commission’s EDGAR database at least 21 calendar days prior to any “road show,” (as defined in Rule 433 under the Act) any confidentially submitted registration statements and amendments to such registration statements relating to the offer and sale of the Securities.  The Company will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)           On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)           (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)           (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)           From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company” (an “Emerging Growth Company”), as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(f)            The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, as of the Execution Time did not, and as of the Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(g)           Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h)           Each of the Company and Singulex R&D Europe (the “Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.  Each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the performance of this Agreement, the consummation of any of the transactions contemplated hereby or the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i)            This Agreement has been duly authorized, executed and delivered by the Company.

(j)            The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities comply in all material respects with the requirements of the Delaware General Corporation Law and the New York Stock Exchange; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except for any such rights as have been effectively waived or satisfied; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(k)           The Company has no subsidiaries as defined by Rule 405 of the Act, except for the Subsidiary, which is not a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.

(l)            All the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(m)          There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Risk Factors—Risks Related to Billing, Coverage and Reimbursement for Our Tests,” “Risk Factors—Risks Related to Our Intellectual Property,” “Risk Factors—Risks Related to Government Regulation of Our Tests,”  “Risk Factors—Risks Related to this Offering and Our Common Stock—Provisions of our charter documents or Delaware law could delay or prevent an acquisition of our company, even if the acquisition would be beneficial to our stockholders, and could make it more difficult for you to change our management,” “Business—Intellectual Property,” “Business—Government Regulation,” “Business—Additional Government Regulation That May Apply to Us in the Future,” “Executive Compensation—Narrative Disclosure to Summary Compensation Table,” “Executive Compensation—Equity Compensation Plans and Other Benefit Plans,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock,” “Shares Eligible for Future Sale,” and “Material United Stated Federal Income Tax Consequences to Non-U.S. Holders,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(n)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o)           No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(p)           Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, (i) the charter or by-laws of the Company or the Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Subsidiary is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of its properties, except in the case of clauses (ii) and (iii) above, for any such conflict, breach or violation that would not have a Material Adverse Effect or an adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

(q)           Except as set forth in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to register securities of such person under the Securities Act.  No holders of securities of the Company have rights to the registration of such securities under the Registration Statement other than any such rights that have been validly waived in writing.

(r)            The Company’s consolidated historical financial statements and schedules included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Selected Financial Data” and the summary financial data set forth under the caption “Summary Financial Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required.

(s)           No action, suit, proceeding or investigation by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary or their respective property is pending or, to the knowledge of the Company, threatened that, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(t)            Each of the Company and the Subsidiary leases all such properties as are necessary to the conduct of its operations as presently conducted.

(u)           Except as set forth in the Disclosure Package and the Prospectus, the Company and the Subsidiary own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) currently used in, or necessary for, the conduct of the Company’s and the Subsidiary’s businesses as currently conducted and described in the Disclosure Package and the Prospectus (the “Company Intellectual Property”).  Except as set forth in the Preliminary

Prospectus and the Prospectus under the caption “Business—Our Digital Technology Platform,” (a) there are no third parties who have or will be able to establish an ownership interest in any Company Intellectual Property that is owned or purported to be owned by the Company; (b) to the Company’s knowledge, there is no infringement by third parties of any such Company Intellectual Property or any Company Intellectual Property that is exclusively licensed to the Company; (c) to the Company’s knowledge, the conduct by the Company and the Subsidiary of their respective businesses has not infringed, misappropriated, diluted or violated any Intellectual Property of others; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiary’s ownership interest or rights in or to any Company Intellectual Property, and no such  action, suit, proceeding or claim reasonably would be expected to be brought or asserted against the Company based on facts of which the Company has knowledge; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, and no such  action, suit, proceeding or claim reasonably would be expected to be brought or asserted against the Company based on facts of which the Company has knowledge; (f) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, dilutes or otherwise violates any Intellectual Property right of others; (g) to the Company’s knowledge, there is no U.S. patent or published U.S. patent application that interferes with any issued patent owned by or exclusively licensed to the Company; (h) to the Company’s knowledge, the issued patents owned by or exclusively licensed to the Company are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a patent on any pending patent application owned by the Company and which patent, if issued, would be material to the business of the Company and the Subsidiary; and (i) to the Company’s knowledge, no Company Intellectual Property is being used by the Company in violation of any contractual obligation binding on the Company.  The Company and the Subsidiary have taken all reasonable steps necessary to secure interests in the Company Intellectual Property from their employees, consultants, agents and contractors.  There are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property owned by the Company or the Subsidiary that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus that are not so described therein.  The Company and the Subsidiary are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus that are not so described therein.  Except as described in the Disclosure Package and the Prospectus, no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Company Intellectual Property that is owned or purported to be owned by the Company that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Company Intellectual Property.

(v)           The Company and the Subsidiary have submitted and possess, or qualify for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business, including, without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”), the United States Department of Health and Human Services (“HHS”) , the United States Centers for Medicare and Medicaid Services (“CMS”) or any other state, federal or foreign agencies or bodies engaged in the regulation of  medical devices, including clinical laboratory or diagnostic products, or biohazardous materials, and the Company and the Subsidiary have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(w)          The descriptions of the results of any studies and tests conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Disclosure Package and the Prospectus, or the results of which are referred to in the Disclosure Package and the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; the Company has no knowledge of any studies or tests not described in the Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Disclosure Package or Prospectus.

(x)            Except as set forth in the Disclosure Package and the Prospectus, the Company and, to the Company’s knowledge, its directors, officers, employees, and agents (while acting in such capacity) are, and at all times prior hereto were, in material compliance with, all health care laws applicable to the Company or any of its clinical laboratory tests or activities, including, but not limited to, the Clinical Laboratory Improvement Amendments of 1988 (“CLIA”), the federal Anti-Kickback Statute (42 USC Section 1320a-7b(b)), the Anti-Inducement Law (42 USC Section 1320a-7a(a)(5)), the civil False Claims Act (31 USC Section 3729 et seq.), the administrative False Claims Law (42 USC Section 1320a-7b(a)), the Stark law (42 USC Section 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 USC Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 USC Section 17921 et seq.), the exclusion laws (42 USC Section 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 USC Section 301 et seq.), the Controlled Substances Act (21 USC Section 801 et seq.), the Public Health Service Act (42 USC Section 201 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other state or federal laws, rules, regulations or laboratory standards, which impose requirements on the manufacturing, development, testing, labeling, advertising, marketing or distribution of medical devices, including clinical laboratory or diagnostic products, or services, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security and licensure(collectively, “Health Care Laws”). The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA, the United States Federal Trade Commission, the United States Drug Enforcement Administration (“DEA”), CMS, HHS’s Office of Inspector General, the United States Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company under any Health Care Laws, except, with respect to any of the foregoing, such as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company under any Health Care Laws.

(y)           The manufacture of Company clinical laboratory tests and equipment by or on behalf of the Company is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, to the extent applicable, the FDA’s current good manufacturing practice regulations at 21 CFR Parts 210, 211, 600 through 680, and 820, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States.

(z)            The Company has not had any laboratory test, clinical laboratory or manufacturing site (whether Company-owned or that of a third party manufacturer for Company products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company clinical laboratory tests, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

(aa)         Except as disclosed in the Disclosure Package and the Prospectus, the Company has not made any knowingly false statements on, or omissions from, any applications, approvals, reports or other submissions to any applicable regulatory authority, or in or from any other records and documentation prepared or maintained to comply with the requirements of any regulatory authority relating to the Company’s clinical laboratory tests.  Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor, to the knowledge of the Company, any officer, key employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (a) debarment under 21 USC Section 335a or any similar state or foreign law or regulation or (b) exclusion under 42 USC Section 1320a-7 or any similar state or foreign law or regulation, and neither the Company nor any such person has been so debarred or excluded.

(bb)         Neither the Company nor the Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease,

mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of their respective properties, as applicable, except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(cc)         Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(dd)         Burr Pilger Mayer, Inc., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(ee)         There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(ff)           The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg)         No labor problem or dispute with the employees of the Company or the Subsidiary exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiary’s principal suppliers, contractors or customers, that could, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(hh)         The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or the Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ii)           The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(jj)           The Company and the Subsidiary possess all licenses, certificates, permits and other authorizations required by the applicable federal, state, local or foreign regulatory authorities necessary to conduct their respective business as currently conducted, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(kk)         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll)           The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(mm)       The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(nn)         The Company and the Subsidiary are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability under any environmental law, and (iv) is not aware of any costs and liabilities associated with Environmental Laws of or relating to the Company, except in the case of each of (i) through (iv) above, for any such matter, as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.  Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, neither the Company nor the Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(oo)         None of the following events has occurred or exists:  (i) a failure by the Company to fulfill its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any of the Company or the Subsidiary that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and the Subsidiary compared to the amount of such contributions made in the most recently completed fiscal year of the Company and the Subsidiary; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and the Subsidiary compared to the amount of such obligations in the most recently completed fiscal year of the Company and the Subsidiary; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or the Subsidiary related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of

ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

(pp)         There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans.

(qq)         Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is aware of or has taken any action on behalf of the Company or in such capacity as a director, officer, agent, employee or affiliate, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Subsidiary and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with the FCPA.

(rr)           The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ss)         Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to the Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt)           Furthermore, the Company represents and warrants to UBS Securities LLC that (i) the Registration Statement, the Prospectus, any preliminary prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.  The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $        per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [  ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice (which may be provided by email) by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised in accordance thereof on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [  ], 2012, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several

Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Agreements.  The Company agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or notifying the Company of the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and the Subsidiary which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           The Company will furnish to each of the Representatives and counsel for the Underwriters, without charge, one signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required  by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.   The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated (i) to qualify to do business in any jurisdiction where it is not now so qualified or (ii) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)           The Company will not, without the prior written consent of each of UBS Securities LLC and Piper Jaffray & Co., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including pursuant to the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock Up Period”), provided, however, that the Company may (i) issue and sell Common Stock and any security convertible into or exercisable for Common Stock pursuant to any equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) issue Common Stock upon conversion or exercise of a security convertible or exercisable for Common Stock, including pursuant to the exercise of options or warrants, or the conversion of the convertible preferred stock in connection with the offering contemplated by this Underwriting Agreement, and (iii) the filing of a Registration Statement on Form S-8 relating to shares of Common Stock grated pursuant to or reserved for issuance under the Company’s equity incentive plans or stock ownership plans.

(h)           If each of the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form contained in the Addendum hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)            The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the issuance and delivery of the Securities to the Underwriters, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification (excluding filing fees)); (vii) any fees and expenses associated with any Written Testing-the-Waters Communications; (viii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings (excluding filing fees)); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.(1)

(k)           The Company agrees to pay (1) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (2) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (3) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(l)            The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(m)          The Company will notify promptly the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the period when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) and (b) completion of the Lock-Up Period.

(n)           If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or  omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company

(1)  If an aircraft is chartered, the Company and the Underwriters will determine an allocation of charter aircraft fees.

will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

Furthermore, the Company covenants with UBS Securities LLC that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Latham & Watkins LLP, counsel for the Company, to have furnished to each of the Representatives their opinion and negative assurance letter, dated the Closing Date and addressed to each of the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c)           The Company shall have requested and caused McDonnell Boehnen Hulbert & Berghoff, special counsel for the Company with respect to certain intellectual property matters, to have furnished to each of the Representatives their opinion, dated the Closing Date and addressed to each of the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d)           The Company shall have requested and caused Ballard Spahr LLP, special counsel for the Company with respect to certain regulatory matters, to have furnished to each of the Representatives their opinion, dated the Closing Date and addressed to each of the Representatives, in form and substance reasonably satisfactory to the Representatives.

(e)           The Representatives shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g)           The Company shall have requested and caused each of Ernst & Young LLP and Burr Pilger Mayer, Inc. to have furnished to each of the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(h)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiary taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)            Prior to the Closing Date, the Company shall have furnished to each of the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)            The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k)           At or prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of the Addendum hereto from each officer and director of the Company and each holder of the Company’s equity securities addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of, counsel for the Underwriters, at Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through UBS Securities LLC on demand for all deal-related expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution. (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, any materials or information provided to investors by, or with the approval of, the

Company in connection with the marketing and offering of the Securities, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Prospectus regarding delivery of the Securities and, under the heading “Underwriting,” the following items: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)           The Company agrees to indemnify and hold harmless UBS Securities LLC, the directors, officers, employees and agents of UBS Securities LLC and each person, who controls UBS Securities LLC within the meaning of either the Act or the Exchange Act (“UBS Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the UBS Entities.

(d)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for UBS Securities LLC, the directors, officers, employees and agents of UBS Securities LLC, and all persons, if any, who control UBS Securities LLC within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(e)           In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an

Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to:  UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10119, Attention: Syndicate / Michael Ryan (fax no.: (212) 713-3371), and Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, Attention Equity Capital Markets (fax no.: (612) 303-1070) and Attention: Legal Department (fax no.: (612) 303-1068), with a copy mailed to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, Attention: Glenn R. Pollner (fax no.: (212) 351 6333); or, if sent to the Company, will be mailed, delivered or telefaxed to 1650 Harbor Bay Parkway, Suite 200, Alameda, California 94502, Attention: Chief Financial Officer (fax no.: (510) 995-9092), with a copy mailed to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Attention: Alan C. Mendelson and Brian J. Cuneo (fax no.: (650) 463-2600).

13.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.           Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.           Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.           Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Singulex, Inc.

By:
Philippe Goix
President and Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

UBS Securities LLC
Piper Jaffray & Co.

By: UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

By: Piper Jaffray & Co.

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
UBS Securities LLC
Piper Jaffray & Co.
William Blair & Company, L.L.C.
Leerink Swann LLC
Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

[list all FWPs included in the Disclosure Package]

2

SCHEDULE III

Schedule of Written Testing-the-Waters Communication

[list all Written Testing-the-Waters Communication]

3